UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2006

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to New Recruit Plan

Effective on February 4, 2006, the Board of Directors of Ditech Communications Corporation (“Ditech”), a Delaware corporation, upon the recommendation of its Compensation Committee, adopted an amendment to the Ditech 2005 New Recruit Stock Option Plan (the “New Recruit Plan”), a stock option plan for granting stock options only to new hires of Ditech.  Pursuant to the amendment to the New Recruit Plan, an additional 300,000 shares of Ditech’s common stock were added to the reserve under the New Recruit Plan, increasing the total reserve to 500,000 shares of Ditech common stock reserved for issuance to newly hired employees of Ditech.  The amendment to the New Recruit Plan was adopted without stockholder approval in reliance of the “inducement grant exception” provided by Rule 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

The New Recruit Plan, as so amended, is attached hereto as Exhibit 10.22.

Entry into an Offer Letter with Executive Officer

Effective on February 4, 2006, Ditech, with the approval of its Compensation Committee, entered into an offer letter with Gary Testa for Mr. Testa to become Ditech’s Vice President, Worldwide Sales.  Mr. Testa’s employment with Ditech began on February 7, 2006.

Pursuant to the terms of the offer letter, Mr. Testa will receive:

1.             a base salary of $200,000 per year;

2.             until May 1, 2006, a bonus of $15,000 per month (pro-rated for partial months);

3.                                       beginning May 1, 2006, commissions of up to $180,000 at full attainment of Ditech’s fiscal 2007 shipping plan, plus commissions of 1% of shipments in excess of shipping plan, with a guarantee in fiscal 2007 of at least $140,000 of commissions;

4.                                       Two stock options, one for 200,000 shares (the “First Option”) and one for 100,000 shares (the “Second Option” and together with the First Option, the “Options”), both of which to have an exercise price equal to the fair market value on the date of grant – the First Option vests 25% on the first anniversary of grant and 1/48 per month thereafter, and the Second Option vests 25% on the second anniversary of grant and 1/48 per month thereafter;

5.                                       Severance benefits during the first year of employment in the event that Mr. Testa is terminated without cause or resigns for good reason equal to base salary and guaranteed bonus for the greater of six months or the period until the first anniversary of employment, plus acceleration of a portion of the Options granted base on a formula as set forth therein;

6.                                       Severance benefits following the first year of employment in the event that Mr. Testa is terminated without cause or resigns for good reason equal to six months’ base salary; and

7.                                       A relocation bonus of $130,000 to be paid within 18 months of commencement of employment provided that Mr. Testa relocates his primary residence to a purchased residence within 30 miles of Ditech within that time.

The Options were granted to Mr. Testa on February 7, 2006, Mr. Testa’s first day of employment with Ditech, with an exercise price of $8.90.

The offer letter with Mr. Testa is attached hereto as Exhibit 10.23, and the description of the material terms of the offer letter referenced above is qualified in its entirety by reference to the full offer letter as so attached.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.22	2005 New Recruit Stock Option Plan, as amended.

10.23	Offer Letter, executed February 4, 2006, between Ditech and Gary Testa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: February 9, 2006	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.22	2005 New Recruit Stock Option Plan, as amended.

10.23	Offer Letter, executed February 4, 2006, between Ditech and Gary Testa.